Exhibit 3.26

ARTICLES OF ORGANIZATION

OF

C&S TRANSITION, L.L.C.

KNOW ALL MEN BY THESE PRESENTS:

The undersigned hereby forms and establishes a limited liability company under the laws of the State of Kansas as follows:

I.

The name of the company is C&S Transition, L.L.C.

II.

The period of duration of the company shall be perpetual, unless earlier terminated by law or in accordance with the terms and conditions as may be set forth in the company’s Operating Agreement.

III.

The purpose of the company is to engage in any lawful act or activity for which limited liability companies maybe organized under the Limited Liability Company Act.

IV.

The registered office of the company is located at 2060 East Tulsa, Sedgwick County, Kansas 67216, and the company’s resident agent at such address is Morgan Koon.

V.

The name and mailing address of the organizer is as follows:

Michael R. Biggs

Biggs Law Group,

3500 North Rock Road

Building 1100

Wichita, Kansas’ 67226

IN WITNESS WHEREOF, the undersigned organizer has subscribed his name hereto this 13th day of April, 2010.

/s/ Michael R. Biggs
Michael R. Biggs

AGREEMENT AND PLAN OF MERGER

OF

CORNEJO & SONS, INC.

a Kansas corporation

INTO

C & S TRANSITION, L.L.C.

a Kansas limited liability company

This AGREEMENT AND PLAN OF MERGER, dated as of April 15, 2010 (this “Agreement”), is by and between CORNEJO & SONS, INC., a Kansas corporation (“CSI”), and C & S TRANSITION, L.L.C., a Kansas limited liability company (“CS Transition L.L.C.”).

WHEREAS, C&S GROUP, INC. (“Parent”), the sole member of CS Transition L.L.C. has determined that it is advisable and in the best interests of CS Transition L.L.C. that CSI be merged with and into CS Transition L.L.C. with CS Transition L.L.C. being the surviving entity (the “Merger”) on the terms and subject to the conditions contained herein and in accordance with the laws of Kansas; and

WHEREAS, Parent, the sole stockholder of CSI and the Board of Directors of CSI have determined that the Merger, on the terms and subject to the conditions contained herein and in accordance with the laws of Kansas is advisable and in the best interests of CSI and its sole stockholder,

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual agreements and covenants herein contained, and intending to be legally bound, the patties hereby agree as follows:

1. The Merger. At the Effective Time (as defined in Section 2), CSI shall be merged with and into CS Transition L.L.C., the separate corporate existence of CSI shall cease, and CS Transition L.L.C. shall continue as the surviving entity. Further, upon the effectiveness of the Merger, the name of the surviving entity shall be “Cornejo & Sons, L.L.C.” (hereinafter sometimes referred to as the “Surviving Entity”).

2. Effective Time of the Merger. The parties shall file this Agreement with the Secretary of State of the State of Kansas in accordance with K.S.A. §17-7706(a). The Merger shall become effective upon the latter of (i) 1:01 p.m., April 15” 2010, or (ii) the time of filing of this Agreement with the Secretary of State of the State of-Kansas (the “Effective Time”).

3. Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of K.S.A. §17-7707. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of CSI shall vest in the Surviving Entity, and all debts, liabilities, obligations, restrictions, disabilities and duties of CSI shall become the debts, liabilities, obligations, restrictions, disabilities and duties of the Surviving Entity.

4. Articles of Organization and Limited Liability Company Agreement. The articles of organization and limited liability company operating agreement of CS Transition L.L.C. (together, the “Organizational Documents”) in effect immediately prior to the Effective Time shall continue to be the articles of organization and limited liability company operating agreement of the Surviving Entity without change or amendment until duly amended in accordance with the provisions thereof and applicable law.

5. Sole Member of the Surviving Entity. Parent, which is both the sole member of CS Transition L.L.C. and the sole stockholder of CSI immediately prior to the Effective Time shall continue to be the sole member of the Surviving Entity, until its status is otherwise terminated in accordance with the Organizational Documents.

6. Officers of the Surviving Company. The officers of CS Transition L.L.C. immediately prior to the Effective Time shall continue to be the officers of the Surviving Entity until their successors have been duly elected or appointed and qualified, or until their earlier death, resignation or removal in accordance with the Organizational Documents.

7. Treatment of Shares and Interests. At the Effective Time, all of the outstanding shares of capital stock of CSI shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into 1,000 membership units in the Surviving Entity, and no payment shall be due or made with respect thereto. At the Effective Time, each outstanding membership unit of CS Transition L.L.C. shall remain outstanding and shall be unaffected by the Merger.

8. Termination. This Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time only upon the mutual written consent of both parties.

9. Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws, and not the conflicts of laws provisions, of the State of Kansas.

10. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by facsimile shall be as effective as delivery of a manually executed counterpart of this Agreement.

11. Certification. The undersigned, being the duly elected President and Secretary of CSI, and the sole member of CS Transition L.L.C., hereby certify that this Agreement has been authorized and approved in accordance with K.S.A. 17-7705 by the board of directors and sole stockholder of CSI, and by the sole member of CS Transition L.L.C., respectively.

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IN WITNESS WHEREOF, each of the parties has caused this Agreement to be duly executed as of the day and year first above written.

CORNEJO & SONS, INC.

By:	/s/ Ronald J. Cornejo
Name:	Ronald J. Cornejo
Title:	Chief Executive Officer

Attest:

By:	/s/ Richard J. Cornejo
Name:	Richard J. Cornejo
Title:	Secretary

C & S TRANSITION, L.L.C.

By: C&S GROUP, INC., its sole member

By:	/s/ Ronald J. Cornejo
Name:	Ronald J. Cornejo
Title:	Chief Executive Officer

Attest:

By:	/s/ Richard J. Cornejo
Name:	Richard J. Cornejo
Title:	Secretary

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STATE OF KANSAS

Secretary of State

Memorial Hall, Floor

120 SW 10th Avenue

Topeka, KS 66612-1594

CERTIFICATE OF MERGER OR CONSOLIDATION

December 21, 2010

1.	The name and jurisdiction of formation of each of the limited liability companies which are to merge or consolidate is:

a)	CONCRETE MATERIALS COMPANY OF KANSAS, L.L.C. (Kansas);

b)	CORNEJO MATERIALS, L.L.C. (Kansas); and

c)	CORNEJO & SONS, L.L.C. (Kansas).

2.	An Agreement of Merger has been executed and approved by the sole member of each of CONCRETE MATERIALS COMPANY OF KANSAS, L.L.C., CORNEJO MATERIALS, L.L.C. AND CORNEJO & SONS, L.L.C.

3.	The name of the surviving limited liability company is: CORNEJO & SONS, L.L.C.

4.	The effective date of the merger or consolidation is December 31, 2010.

5.	The executed Agreement of Merger is on file at the principal place of business of CORNEJO & SONS, L.L.C., the surviving entity, at 2060 East Tulsa, Wichita, Kansas 67216.

6.	A copy of the Agreement of Merger will be furnished by CORNEJO & SONS, L.L.C., on request and without cost, to any member of each of CORNEJO & SONS, L.L.C., CONCRETE MATERIALS COMPANY OF KANSAS, L.L.C. and CORNEJO MATERIALS, L.L.C.

[Signature page follows.]

IN AFFIRMATION THEREOF, THE FACTS STATED ABOVE ARE TRUE:

CORNEJO & SONS, L.L.C.

By:	/s/ Michael Brady
Name:	Michael J. Brady
Title:	Vice President

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